Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
Aircastle Limited
Michael Inglese — Chief Financial Officer
Tel: +1-203-504-1063
The IGB Group
Leon Berman
Tel: +1-212-477-8438
lberman@igbir.com
Aircastle to Present at Upcoming Conferences
Stamford, CT. November 8, 2011 — Aircastle Limited (NYSE:AYR) today announced that Michael Inglese, Chief Financial Officer, will be presenting at Citi’s 2011 North American Credit Conference on Tuesday, November 15, 2011 at 10:45 a.m. Eastern Time at The Waldorf Astoria in New York City. Mr. Inglese will also be presenting at the Stephens, Inc. Fall Investment Conference on Wednesday, November 16, 2011 at 8:30 a.m. Eastern Time at The New York Palace Hotel in New York City.
A live webcast of the presentations will be available to the public on the Investors section of Aircastle’s website at http://www.aircastle.com. Please allow extra time prior to the presentations to visit the site and download the necessary software required to listen to the internet broadcast.
About Aircastle Limited
Aircastle Limited is a global company that acquires, leases and sells high-utility commercial jet aircraft to airlines throughout the world. As of September 30, 2011 Aircastle’s aircraft portfolio consisted of 138 aircraft and had 61 lessees located in 34 countries.
For more information regarding Aircastle and to be added to our email distribution list, please visit www.aircastle.com.
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